EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Brushy Resources. Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Principal Executive Officer and Principal Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to their knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 23, 2016	/s/ Michael J. Pawelek
Michael J. Pawelek
Chief Executive Officer
(Principal Executive Officer)

Date: May 23, 2016	/s/ N. Kim Vo
N. Kim Vo
Controller
(Principal Financial Officer)